UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 4, 2008
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2008, the Board of Directors (the “Board”) of Hutchinson Technology Incorporated (the “Company”) increased the number of directors constituting the Board from eight directors to nine directors and elected Gary D. Henley to serve as a member of the Board, filling the newly created directorship. Mr. Henley, 59, is a director and President and Chief Executive Officer of Wright Medical Group, Inc. (“Wright Medical”), a position he has held since April 2006. Prior to joining Wright Medical, Mr. Henley was an executive with Orthofix International N.V., a diversified orthopaedic products company, from 1997 to 2006, most recently serving as President of its Americas Division from 2002 to 2006.
The Board appointed Mr. Henley as a member of the Competitive Excellence Committee of the Board.
Mr. Henley will receive the Company’s standard non-employee director compensation, the terms of which have previously been disclosed. A copy of the press release announcing Mr. Henley’s election to the Board is attached as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 4, 2008, the Board amended the restated by-laws of the Company to increase the maximum number of members of the Board from nine to twelve. The Company’s restated by-laws, as amended, are attached as Exhibit 3.1 and incorporated by reference in this Current Report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

3.1	Restated By-Laws, as amended June 4, 2008, of Hutchinson Technology Incorporated

99.1	Press Release dated June 5, 2008 announcing election of Gary D. Henley to the Board

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: June 5, 2008	/s/ John A. Ingleman
John A. Ingleman
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

No.	Description	Manner of Filing

3.1	Restated By-Laws, as amended June 4, 2008, of Hutchinson Technology Incorporated	Filed Electronically

99.1	Press Release dated June 5, 2008 announcing election of Gary D. Henley to the Board	Filed Electronically

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